                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm and to the use of our report dated October 23, 1995 (except for the second paragraph of Note 1, the fifth paragraph of Note 3, and the last two paragraphs of Note 7, as to which the date is July 11, 1996) with respect to the consolidated financial statements of Interventional Therapeutics Corporation included in Form 8-K filing of Target Therapeutics, Inc.

                                        /s/ Frank, Rimerman & Co.
                                        -------------------------------
                                        FRANK, RIMERMAN & CO.


Menlo Park, California
July 19, 1996